UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 5, 2007

LCC International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21213	54-1807038
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7900 Westpark Drive, Suite A-315, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-873-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2007, LCC UK Limited ("LCC UK"), a subsidiary of LCC International, Inc., (the "Company"), served a twelve-month notice of termination to SEMAB Management Srl ("SEMAB"), a private limited liability company controlled by Mr. Carlo Baravalle, pursuant to the terms of a Consulting Agreement between LCC UK and SEMAB, dated December 23, 2004, (the "SEMAB Consulting Agreement"). During the twelve-month notice period, Mr. Baravalle will continue to serve as the Company’s Executive Vice President, Europe, Middle East, Africa and Asia Pacific.

Mr. Baravalle has provided services to LCC UK and the Company under the terms of the SEMAB Consulting Agreement since December 23, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC International, Inc.

October 11, 2007	By:	/s/ Peter A. Deliso

Name: Peter A. Deliso
Title: Senior Vice President, New Ventures, General Counsel and Secretary